Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy, Inc. Announces Approval of 1-for-25 Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / July 2, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that the Board of Directors has approved a 1-for-25 reverse split of the Company’s issued and outstanding shares of common stock. The 1-for-25 reverse stock split will be effective pre-market open on Monday, July 8, 2019, in connection with the filing of a Certificate of Amendment to Camber’s Certificate of Incorporation and Camber’s common stock will begin trading on a split-adjusted basis when the market opens on Monday, July 8, 2019.

At Camber’s 2019 Annual Meeting of Stockholders held on February 19, 2019, Camber’s stockholders granted authority to the Board of Directors, in its sole discretion, to determine whether to proceed with a reverse stock split and, if the Board of Directors so determined, to select the reverse stock ratio, in a ratio of between 1-for-5 and 1-for-25, and to file a Certificate of Amendment to Camber’s Certificate of Incorporation to effect the reverse stock split at the ratio determined by the Board of Directors. The reverse stock split was approved by the Board of Directors pursuant to the authority granted to the Board of Directors by the stockholders at the February 19, 2019 annual meeting.

When the reverse stock split becomes effective, every 25 shares of Camber’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will have such aggregate fractional holdings rounded up to the next whole share. The reverse stock split will not impact any stockholder’s percentage ownership of Camber or voting power, except for minimal effects resulting from the treatment of fractional shares. Following the reverse stock split, the number of outstanding shares of Camber’s common stock will be reduced by a factor of twenty-five. The Certificate of Amendment to Camber’s Certificate of Incorporation will not decrease the number of authorized shares of common stock.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the reverse stock split.

Camber’s shares of common stock will continue to trade on the NYSE American (“NYSE”) under the symbol “CEI” but will trade under a new CUSIP. The reverse stock split is intended to increase the market price per share of Camber’s common stock in order to ensure the continued compliance of the Company’s common stock with the NYSE continued listing standards relating to minimum prices per share and to position the Company’s capitalization for the planned closing of the acquisition of Lineal Star Holdings ("Lineal"), www.LinealStar.com, pursuant to the Company’s previously disclosed non-binding letter of intent.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

More information regarding the 1-for-25 reverse stock split will be included in a Current Report on Form 8-K which the Company will file with the Securities and Exchange Commission on July 8, 2019.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins with a new focus on midstream and downstream pipeline integrity services, specialty construction and field services. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including, but not limited to the planned acquisition disclosed above, including, but not limited to the Company’s ability to structure the transaction described above in a tax free manner and the finalization of mutually acceptable definitive documents and terms relating thereto and the risk of not closing such transaction on a timely basis, if at all; and other risks described in Camber's most recent Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.